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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: July 9, 2001
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                        (Date of earliest event reported)


                         Everflow Eastern Partners, L.P.
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             (Exact name of Registrant as specified in its charter)


          Delaware                    0-19279                 34-1659910
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(State or other jurisdiction        (Commission          (I.R.S. Employer
     of incorporation)              File Number)          Identification No.)


585 West Main Street, P.O. Box 629, Canfield, Ohio              44406
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     (Address of principal executive offices)                 (Zip Code)


        Registrant's telephone number, including area code: (330)533-2692
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Item 5. Other Events
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       On April 30, 2001, Everflow Eastern Partners, L.P., a Delaware limited partnership (the "Company") offered to purchase up to 588,866 of its units of limited partnership interests (the "Units") at a price of $9.73 per Unit in cash (the "Purchase Price"), upon certain terms and conditions (the "Offer to Purchase"). Effective June 30, 2001, the Company accepted an aggregate of 117,488 Units at a price of $9.73 per Unit, net to Sellers in cash, for an aggregate amount of $1,143,158.24. Immediately after the acceptance of the tendered Units by the Company, there were 5,771,174 Units outstanding.
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                                    SIGNATURE

       After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.


Date: July 9, 2001                EVERFLOW EASTERN PARTNERS, L.P.

                                  By: EVERFLOW MANAGEMENT LIMITED, LLC
                                      General Partner

                                  By: EVERFLOW MANAGEMENT CORPORATION
                                      Managing Member


                                  By: /s/William A. Siskovic
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                                         William A. Siskovic
                                         Vice President and Treasurer